Exhibit 1.01

Baxter International Inc.

Conflict Minerals Report

For The Year Ended December 31, 2017

This Conflict Minerals Report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Rule 13p-1 under the Exchange Act (Rule 13p-1) imposes certain reporting obligations on Securities and Exchange Commission (SEC) registrants whose manufactured products contain minerals specified in Rule 13p-1 which are necessary to the functionality or production of their products. These minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively 3TG) for the purposes of Rule 13p-1. These requirements apply to registrants whatever the geographic origin of the 3TGs and whether or not they fund armed conflict.

Certain products manufactured by Baxter International Inc. (Baxter or the Company) are comprised of materials and components that contain 3TG that are necessary to the functionality and/or production of such product (see “Product Description” below). Due to the depth of its supply chain, the Company is far removed from the sources of ore from which these metals are produced and the smelters and refiners that process those ores. Additionally, the amount of information available globally on the traceability and sourcing of these ores is extremely limited, which is a situation that is not unique to the Company. As a result, the efforts undertaken by the Company to identify the countries of origin of those ores reflect the Company’s respective position in the supply chain and the challenge presented to it by the limited availability of information. The Company has taken steps to identify the applicable smelters and refiners of the 3TG in its supply chain and their respective source, but in general, the Company believes that these smelters and refiners are best situated to identify the sources and countries of origin of these metals. The efforts described herein were undertaken on the products manufactured by the Company (as described below) during the year ended 2017.

Product Description

In 2017, the Company announced a change in its commercial structure to improve performance, optimize costs, increase speed in decision-making process and drive improved accountability across the company. As a result, the Company now reports its financial performance based on its new segments: Americas (North and South America), EMEA (Europe, Middle East and Africa) and APAC (Asia-Pacific). Each of the Company’s segments provide a broad portfolio of essential healthcare products across its portfolio, including acute and chronic dialysis therapies; sterile IV solutions; infusion systems and devices; parenteral nutrition therapies; inhaled anesthetics; generic injectable pharmaceuticals; and surgical hemostat and sealant products.

For the year ended December 31, 2017, this Conflict Minerals Report covers products manufactured by the Company for its segments. The following Company products are subject to disclosure under Rule 13p-1: hemodialysis machines, monitors and infusion pumps. The table below provides examples of where 3TG may be present in the Company’s products:

Metal	Industry Applications	Applications in Baxter
Tantalum Refined from Columbite-tantalite (coltan)	Capacitors, resistors	Tantalum Capacitors, Alloys

Tin Refined from Cassiterite	Chemical solutions, capacitors, electrodes, Tin alloys, dioxide, electroplating	Integrated Circuits, Pins, Resistors, Capacitors, PCBs, and Soldering

Tungsten Refined from Wolframite	Tungsten Carbide, Alloy, light bulb, heating elements, and Tungsten Inert Gas Welding	Electrodes, Welding

Gold	Electrical wiring, connectors, contact, and gold plating	Contacts, Pins, Connectors, Cable Harness, Wire Harness, gold plating

Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers of materials reasonably believed to contain 3TG were asked to provide answers to the Responsible Minerals Initiative’s (RMI) Conflict Mineral Reporting Template (CMRT) reflecting the Company’s position in the supply chain as described above. The RMI CMRT is regarded as the preferred reporting tool for 3TG content and sourcing information worldwide.

The Company, in conjunction with its third-party vendor, reviewed the CMRTs received for completeness and consistency of answers. Suppliers were asked to provide corrections and clarifications where needed. As a result, the Company believes that its RCOI process was reasonably designed and performed in good faith.

In 2017, the Company surveyed 200 significant suppliers, as determined by the Company, of which 75% responded. However, these responses reflect the supplier’s overall supply chain and do not specify whether the 3TG was used in materials supplied to the Company.

Due diligence

Design of due diligence

The Company’s overall Conflict Minerals Program is designed to conform to the five-step framework of the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the relevant supplements on 3TG, as applicable to the Company’s circumstances and position in the supply chain as a “downstream” company with no direct influence on smelters and refiners. The Company designed its due diligence measures to conform in all material respects with the due diligence framework relevant to 3TGs provided by the OECD.

The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a product supplied to us, or were otherwise unable to specify the smelters or refiners used for components supplied to us. We were therefore unable to determine whether the 3TG that these suppliers reported were contained in components or parts that the suppliers supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Due diligence performed

Establish strong company management systems

Conflict minerals policy

The Company’s position on 3TGs is publicly posted at https://www.baxter.com/policies-positions/conflict-minerals-policy-position-statement. The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

Internal team

In 2017, the internal Conflict Minerals Core Team (Core Team) consisted of representatives from the Company’s purchasing and supplier management, environmental compliance, legal, and supplier quality functions. This Core Team reports regularly to senior management on direct suppliers’ responses to 3TGs information requests. The Core Team governs our conflict minerals compliance effort and is responsible for providing guidance and direction for the implementation of our Conflict Minerals Program.

We have also taken on other management systems that include the use of a third-party vendor. Through our vendor’s tool, we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools and services has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems and grievance mechanism

Controls include a Code of Conduct (Code) that outlines expected behaviors for all employees, contractors, agents and third parties. This Code is publicly available on our website at https://www.baxter.com/our-story/our-governance/code-conduct. To this end, anyone can utilize our Ethics and Compliance Hotline as detailed in our Code to proactively report a violation of our Code or policies, including our Conflict Minerals Policy and related program efforts.

Maintain records

We have maintained company-wide document retention policies. These policies extend to the documentation accumulated in performing our due diligence procedures and provides for the maintenance of documentation for a period of 10 years.

Supplier engagement

With respect to the OECD objective to strengthen engagement with suppliers, we have utilized the CMRT version 5.0 or higher and a third-party vendor’s web-based reporting tool for collecting conflict minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our Conflict Minerals Program. This includes obtaining information to support chain of custody of the 3TG identified in our products. We have provided suppliers access to our Conflict Minerals Policy through the website above or upon request.

We continue to emphasize supplier education and training. To accomplish this, we utilized our third-party vendor’s learning management system and provided all in-scope suppliers access to their conflict minerals training course. This training was tracked and evaluated based on completion. All suppliers were encouraged to complete all modules within this course.

Identify and assess risks in the supply chain

Due to the complexity of our products and the depth, breadth, and constant changes to our supply chain, it is difficult to identify sub-tier suppliers from our direct suppliers. We have relied on supplier responses to provide us with the information about the source of conflict minerals contained in the parts and components they supply to us.

Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. The basis of this understanding stems from smelter or refiner (SOR) information. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

1.	Geographic proximity to the DRC and Covered Countries;

2.	Responsible Minerals Assurance Process (RMAP) audit status;

3.	Known or plausible evidence of unethical or conflict sourcing.

We also calculate overall supplier risk based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers. It has been decided that penalizing or failing them for working through the process is likely not the best approach for the initial years of compliance, it does not meet the goals or spirit of Rule 13P-1, however evaluating and tracking the strength of the program does meet the OECD Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria (items A, E, G and H from the CMRT) used to evaluate the strength of the program are:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed the above criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

As a member of the RMI (Member Company ID: 5456), we support engagement by the RMI with SOR(s) and the obtainment of information on country of mineral origin, transit and transportation routes used between mine and smelters/refiners. We also support the RMI’s Responsible Minerals Assurance Process (RMAP), which includes an assessment of whether SORs have carried out all five steps of due diligence for responsible supply chains of 3TG from the DRC and adjoining countries and contribute directly to the RMI’s RMAP, which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TG in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

Design and implement a strategy to respond to identified risks

We report our findings annually to the Core Team prior to the issuance of Form SD and this Conflict Minerals Report. We also report any significant due diligence findings to the Core Team as they arise. For example, if we find that we source 3TG that directly or indirectly finances or benefits armed groups in the Covered Countries, Baxter will assess the supplier relationship and encourage the supplier in question to establish an alternative source of 3TG that does not support such conflict. We have found no instance where it was necessary to implement risk mitigation efforts as a result of a supplier’s response to our information request.

Based on the smelter or refiner risk criteria noted above, for any facilities identified as being of highest concern to the supply chain as reported on a CMRT by any of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, submissions that include any of these high risk facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Baxter, and escalating up to removal of these high risk smelters from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain. Furthermore, suppliers are guided to our third-party vendor’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

As a member of the RMI, we exercised leverage over upstream suppliers as the RMI provides in-region components of risk assessment and mitigation. Additionally, through this membership, we support the RMI’s efforts to monitor whether SOR(s) demonstrate significant and measurable improvement within six months from the adoption of their risk management plans and, as noted above, we support the RMI’s independent third party audits of the SOR’s due diligence practices through the RMAP.

Carry-out independent third party audit of supply chain due diligence at identified points in the supply chain

We do not have a direct relationship with smelters and refiners and therefore do not perform or direct audits of these entities. However, as noted above, we support the independent third-party audits of the SOR’s due diligence practices through the RMI’s Responsible Minerals Assurance Process.

Report on supply chain due diligence

This Conflict Minerals Report, which constitutes our annual report on our due diligence efforts, is available on our website at https://www.baxter.com/policies-positions/conflict-minerals-policy-position-statement. The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

Results of due diligence

Survey results

As described above, Baxter actively surveys our supply chain and reviews the responses against criteria developed to determine whether further engagement is required. These criteria include: untimely responses, incomplete responses and inconsistencies within the data reported in the CMRT.

As of May 1st, 2018, we received responses from 75% of our 200 surveyed suppliers for the 2017 year.

Efforts to determine mine or location of origin

Given that we do not have relationships with the ultimate smelters and refiners from which the 3TG in our products is sourced, we have determined that requesting our suppliers to complete the RMI Template and supporting the RMI programs and initiatives represent our good faith effort to determine the mines or locations of origin of 3TG in our supply chain.

Smelters and refiners

Of the suppliers surveyed, many completed the RMI template at the company, business unit or entity level and are unable to represent that 3TG from the processing facilities they listed had actually been included in components that they supplied to us. The quality of the responses that we received from our surveyed suppliers continue to be varied. Many of the responses provided by supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third-party provider follows up on these, urging suppliers to resubmit the form and include smelter information. There are still suppliers that are unable to provide SORs used for the materials supplied to us.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 257 smelters that are deemed RMAP Conformant – this indicates these smelters of refiners are compliant with the Responsible Minerals Assurance Process assessment protocols. There are 11 more smelters or refiners that are deemed RMAP Active—smelters and refiners on the Active list have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 53 smelters listed have not yet been confirmed as Conflict-Free or are not part of RMAP. We have assessed these facilities and determined that most of these are of low risk due to their geographic location.

As detailed above, risk mitigation activities were initiated on the suppliers submitting high risk entries in their CMRT. These smelters or refiners, however, may not be present in the Baxter supply chain as these Baxter suppliers were only able to provide company-level CMRTs which do not directly link those smelters or refiners to the products they provide to Baxter.

Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that our third-party has not been able to validate. Appendix B includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Steps to be taken

We are committed to complying with the provisions of Rule 13P-1 and Form SD and expect to continue our Conflict Minerals Program and related due diligence. Our next steps may include, but are not limited to the following:

•	Engage with suppliers and direct them to training resources increasing the number of suppliers who utilize our third-party vendor’s learning management system, with a goal of increasing our response rate, improving the content of responses and enhancing our RCOI process and efforts to determine the processing facilities for and country of origin of our 3TG with the greatest specificity possible;

•	Via our third-party vendor, increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program

•	Via our third-party vendor, encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

Appendix A:

The following smelters and refiners were reported by our suppliers as being in their supply chains.

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery—Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	Brazil
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Appendix B:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe